Florida Rock

Exhibit 10 (n)

Summary of Compensation
Arrangements with Directors


	This exhibit summarizes the compensation arrangements between the Company and our non-employee directors. Directors who are employees of the Company receive no additional compensation for serving as a director.

Base Compensation

	We pay our non-employee directors annual fees of $15,000 plus $2,000 for each director's meeting attended.

Committee Fees

	We pay certain of our non-employee directors additional annual fees as follows:

*	$10,000 to the Chair of the Audit Committee;
*	$5,000 to the other members of the Audit Committee;
*	$2,000 to the Chairs of the Compensation Committee and the
Corporate Governance and Nominating Committee; and
*	$1,000 to the other members of the Compensation Committee and the
Corporate Governance and Nominating Committee.

Director Stock Purchase Plan

	Our non-employee directors are eligible to participate in our Directors Stock Purchase Plan. Under this Plan, our non-employee directors may designate all, or any part, of his or her director compensation for investment in the Company's stock purchased in the open market through a broker. We match 25% of the director's designated portion and pay all broker commissions.

Stock Options

	Effective January 1, 2005, non-employee directors receive an automatic grant of options to purchase 1,000 shares of the Company's common stock for each regularly scheduled directors' meeting attended. These options are immediately exercisable, have an exercise price equal to the fair market value of the underlying shares on the date of the meeting, and expire after ten (10) years.

Expense Reimbursement

	We reimburse our directors for travel and lodging expenses that they incur in connection with their attendance of directors' meetings and meetings of shareholders of the Company. From time to time, the Company may transport one or more non-employee directors to and from such meetings in the Company's airplane.

Consulting Arrangement

	Luke E. Fichthorn, one of our non-employee directors, provides financial consulting and other services to the Company for which he receives annual compensation in the amount of $60,000.




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